Exhibit 99.2

Hoak Media, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$3,032,660	$3,778,402
Accounts receivable, net of allowance for doubtful accounts of $293,011 and $288,516 as of March 31, 2014 and December 31, 2013, respectively	13,412,805	14,938,806
Prepaid expenses and other current assets	367,989	440,173
Income tax receivable	136,750	8,112
Deferred income taxes, net	21,301	19,417
Assets of discontinued operations	1,259,525	1,331,478

Total current assets	18,231,030	20,516,388

PROPERTY AND EQUIPMENT, at cost
Land	3,259,972	3,259,972
Buildings and improvements	11,026,273	10,966,461
Towers	12,306,589	12,287,084
Transmitters and antennas	18,865,556	18,776,438
Broadcast equipment	31,382,110	30,672,148
Other	5,185,986	5,168,169
	82,026,486	81,130,272
Accumulated depreciation	(54,500,711)	(53,202,042)

PROPERTY AND EQUIPMENT, net	27,525,775	27,928,230

INTANGIBLE ASSETS, net	116,355,341	116,412,583

GOODWILL	37,826,986	37,826,986

ASSETS OF DISCONTINUED OPERATIONS	3,835,380	3,835,380

OTHER NONCURRENT ASSETS, net	2,275,488	2,386,638

Total assets	$206,050,000	$208,906,205

Hoak Media, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS - CONTINUED

	March 31, 2014	December 31, 2013
	(Unaudited)
LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$499,188	$839,420
Accrued liabilities	4,585,794	5,104,692
Deferred revenue	132,782	811,752
Current portion of notes payable	13,000,000	13,000,000
Accrued interest	103,069	121,674
Accrued income taxes	43,691	-
Liabilities of discontinued operations	1,846,202	2,064,620

Total current liabilities	20,210,726	21,942,158

NOTES PAYABLE, net of current portion	131,169,441	136,946,294

DEFERRED INCOME TAXES, net	14,951,097	15,011,373

LIABILITIES OF DISCONTINUED OPERATIONS	6,379,321	6,379,321

Total liabilities	172,710,585	180,279,146

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY
Members’ interests	40,247,186	35,539,054
Noncontrolling interest	(6,907,771)	(6,911,995)

Total members’ equity	33,339,415	28,627,059

Total liabilities and members’ equity	$206,050,000	$208,906,205

Hoak Media, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31,

	2014	2013
	(Unaudited)
Gross revenue
Local and regional advertising	$12,540,664	$12,348,730
National advertising	3,383,951	3,415,643
Political advertising	642,992	87,267
Barter and other revenue	7,280,675	6,162,656

Gross revenue	23,848,282	22,014,296

Commissions
Agency commissions	1,792,056	1,762,652
National representative commissions	211,635	182,396

Total commissions	2,003,691	1,945,048

Net revenue	21,844,591	20,069,248

Operating expenses
Program and production	3,080,654	2,808,780
News	2,353,443	2,137,578
Technical	896,834	810,677
Sales and promotion	2,048,169	1,999,315
General and administrative	3,294,927	3,223,088
Depreciation and amortization	1,355,930	1,531,576
Barter and other operating expenses	705,760	713,344

Total operating expenses	13,735,717	13,224,358

Operating income	8,108,874	6,844,890

Interest expense, net	(1,697,175)	(1,074,396)

Other income (expense), net	2,590	(21,271)

Income from continuing operations before income taxes	6,414,289	5,749,223

Income tax expense	(152,893)	(431,230)

Income from continuing operations	6,261,396	5,317,993

Income from discontinued operations	145,485	67,628

Net income	6,406,881	5,385,621

Less: Net income (loss) attributable to noncontrolling interest	42	(23,042)

Net income attributable to Hoak Media, LLC	$6,406,839	$5,408,663

Hoak Media, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31,

	2014	2013
	(Unaudited)

Cash flows from operating activities
Net income	$6,406,881	$5,385,621
Net income from discontinued operations	(145,485)	(67,628)

Net income from continuing operations	6,261,396	5,317,993

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,355,930	1,531,576
Bad debt expense	28,895	12,215
(Excess) deficit of barter revenue over barter expense	(22,372)	6,851
Noncash compensation	108,579	178,917
Loss (gain) on sale of assets	(2,621)	21,269
Amortization of deferred financing costs	135,156	116,691
Deferred income taxes	(62,160)	79,880
Net changes in current assets and liabilities
Accounts receivable, net	1,519,478	239,488
Prepaid expenses and other current assets	72,184	(54,668)
Income tax receivable	(84,947)	1,350
Accounts payable	(341,222)	(660,883)
Accrued liabilities	(537,493)	(129,763)
Deferred revenue	(678,970)	(680,039)

Net cash provided by operating activities, continuing operations	7,751,833	5,980,877
Net cash (used in) operating activities, discontinued operations	(108,671)	(81,756)

Net cash provided by operating activities	7,643,162	5,899,121

Cash flows from investing activities
Additions to property and equipment	(897,817)	(1,142,849)
Proceeds from sale of assets	4,205	7,208

Net cash used in investing activities, continuing operations	(893,612)	(1,135,641)
Net cash provided by investing activities, discontinued operations	-	-

Net cash used in investing activities	(893,612)	(1,135,641)

Hoak Media, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

Three Months Ended March 31,

	2014	2013
	(Unaudited)

Cash flows from financing activities
Distributions	$(1,803,104)	$(2,973,391)
Deferred financing costs	(24,006)	-
Repayment of note payable	(5,776,853)	(3,500,000)

Net cash used in financing activities, continuing operations	(7,603,963)	(6,473,391)

Net cash provided by financing activities, discontinued operations	-	-

Net cash used in financing activities	(7,603,963)	(6,473,391)

Net decrease in cash	(854,413)	(1,709,911)

Cash at beginning of year, continuing and discontinued operations	3,985,861	4,107,980

Cash at end of year, continuing operations	$3,032,660	$2,330,591

Cash at end of year, discontinued operations	$98,788	$67,478

Supplemental cash flow information
Interest paid	$1,630,638	$976,114

Taxes paid	$300,000	$350,000